Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
July 19, 2005	Raymond E. Verlinde	Brady T. Burt
	Sr. EVP/Chief Administrative Officer	EVP/Chief Financial Officer
	ray.verlinde@weststarbank.com	bburt@weststarbank.com
	970-328-9710	970-328-9711

Vail Banks Announces Second Quarter Results

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.18 for the second quarter 2005 compared to $0.11 for the second quarter of 2004 and $0.16 for the first quarter 2005. Net income for the quarter was $971,000 versus $574,000 in the second quarter of 2004 and $885,000 in the first quarter 2005.

“Highlights of the quarter were continued high credit quality and new loan originations,” commented Gary Judd, CEO of Vail Banks, Inc. “Our ability to improve credit quality, while increasing loan outstandings by $82 million compared to the second quarter of 2004, is a very positive trend for the Company. Asset quality continues to be strong with $50,000 in net recoveries for the quarter compared to net charge-offs of $35,000 for the same period last year. Now, three of the past four quarters have shown a net recovery. Additionally, we ended the quarter with no non-accrual loans and only $8,000 in loans Past Due Ninety Days and Accruing. This represents unprecedented strong credit quality for the Company. No loan loss provision was justified this quarter as the Company’s loan loss reserve model for estimated reserves resulted in a reversal of $36,000 from the Company’s allowance for loan losses.”

“The average growth in loans of $82.0 million since the second quarter of last year is a 25 percent increase. Average earning assets are up 12 percent since the second quarter 2004, or $60.0 million, while total average assets have increased 10 percent or $62.1 million over the same period. We have also improved our earning asset mix in this period as well,” indicated Mr. Judd.

“Interest and fee income on loans is up 34 percent or $2.1 million from the second quarter of 2004. This increase, coupled with the improved margin resulting from strong core deposit growth and increases in short-term rates, increased net interest income 30 percent or $1.6 million for the second quarter 2005 compared to the second quarter of 2004. Over this same period, net interest margin has increased from 4.38 percent to 5.00 percent on a fully tax equivalent basis. Return on tangible equity has increased from 10.32 percent at June 2004 to 15.69 percent. The Company’s balance sheet remains asset sensitive and, therefore, benefits from the actions of the Federal Reserve Bank to increase short-term interest rates,” commented Mr. Judd.

Deposit growth during the quarter contributed to maintaining a strong liquidity position at June 30, 2005. Year-to-date, average deposits increased by $25.2 million. Average core deposits increased $35.3 million or 9.5 percent year-to-date. Federal funds sold increased $21.6 million year-to-date, or 125 percent, while investment securities decreased 7.5 percent or $7.8 million year-to-date.

Total non-interest income increased $106,000 or 7 percent from the previous quarter. $65,000 of this increase represents higher mortgage fees from improved origination volumes. Other components of non-interest income remain quite stable.

Non-interest expenses increased $109,000 during the second quarter over the previous quarter. $43,000 of this increase resulted from increased maintenance costs on Company-owned and occupied real estate. Mortgage incentive compensation also increased as a result of increased origination volume and was offset with savings in salaries and employee benefits due to decreased health insurance costs. “We also invested considerable time and resources to support the April 5, 2005 launch of WestStar Bank’s new brand platform—WestStar Bank. Expect Action,” stated Mr. Judd.

On July 8, 2005, the Company commenced operations in a new branch in Fruita, just to the west of Grand Junction. “We are very excited to expand our presence in one of Colorado’s fastest growing markets. Rick Brown, Regional President of our Northwest Region, will lead our growth initiative in the Fruita market,” commented Mr. Judd.

At its meeting on July 18, 2005 the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable August 12, 2005 to shareholders of record on July 29, 2005.

Vail Banks, Inc., through its subsidiary WestStar Bank, has 24 banking offices in 19 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Fruita, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

This news release contains forward-looking statements, as defined by federal securities laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performances and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Certain Factors Affecting Forward-Looking Statements” in Vail Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.

Vail Banks, Inc.

Financial Highlights
(in thousands, except share data)
(unaudited)
	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2005	2005	2004	2004	2004

Earnings and Performance
Net income	$971	$885	$643	$559	$574
Diluted net income per share	0.18	0.16	0.12	0.10	0.11
Return on assets	0.60%	0.55%	0.41%	0.37%	0.39%
Return on equity	6.41	5.95	4.30	3.79	3.95
Net interest margin (FTE)	5.00	5.11	4.95	4.68	4.38
Efficiency ratio	84	84	89	87	89
Return on tangible equity	15.69	14.86	10.93	9.87	10.32

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	(0.05)%	(0.03)%	0.03%	(0.05)%	0.04%
Allowance for loan losses to loans	0.95	0.99	0.96	0.97	0.97
Allowance for loan losses to non-performing loans (1)	NA	287	1,657	460	217
Non-performing assets to loan-related assets	0.14	0.54	0.25	0.37	0.67
Risk assets to loan-related assets (2)	0.14	0.80	0.25	0.37	0.67

Capital Ratios
Equity to assets at period end	9.44%	8.81%	9.44%	9.50%	9.82%
Tangible equity to assets at period end	3.93	3.55	3.75	3.72	3.70
Leverage ratio	8.12	8.01	8.06	8.28	7.93
Tier 1 capital ratio	10.70	10.14	10.52	10.88	11.35
Total capital ratio	12.05	11.62	12.02	12.47	13.22

Other Information at Period End
Book value per share	$11.05	$10.84	$11.25	$11.19	$10.89
Tangible book value per share	4.61	4.37	4.46	4.38	4.10
Closing market price	14.64	13.13	13.18	13.08	12.44
Shares outstanding	5,604,235	5,578,824	5,326,504	5,310,754	5,326,330
Full time equivalent associates	254	243	249	252	238
Banking offices	23	23	23	23	22

(1)	Calculation is not applicable (NA) when non-performing loans equal zero.
(2)	Risk assets are non-performing assets plus loans 90 days or more past due and accruing.

Vail Banks, Inc.

Balance Sheet
(in thousands, except share data)

	June 30,	December 31,	Percent
Assets	2005	2004	Change
	(unaudited)

Cash and due from banks	$17,887	$18,360	(3)%
Federal funds sold	38,865	17,295	125
Investment securities
Available for sale	96,046	103,779	(7)
Held to maturity	186	246	(24)

Investments in Trust I and Trust II	743	743	0
Loans held for sale	1,200	7,110	(83)

Gross loans	421,813	407,629	3
Allowance for loan losses	(4,003)	(3,895)	3
Net deferred loan fee income	(1,098)	(1,276)	(14)
Investment in bank stocks	4,508	4,457	1
Premises and equipment, net	38,751	38,721	0
Goodwill, net	35,970	35,970	0
Other intangible assets, net	139	159	(13)
Other assets	5,193	5,297	(2)
	$656,200	$634,595	3%

Liabilities and Shareholders' Equity

Liabilities
Deposits	$519,908	$500,444	4%
Securities sold under agreements to repurchase	17,134	894	1,817
Federal Home Loan Bank advances	27,132	42,444	(36)
Subordinated notes to Trust I and Trust II	24,743	24,743	0
Other liabilities	2,922	3,605	(19)
Total liabilities	591,839	572,130	3

Minority interest	2,444	2,563	(5)

Shareholders' equity

Common equity	62,582	60,520	3
Accumulated other comprehensive loss	(665)	(618)	8
Total shareholders' equity	61,917	59,902	3
	$656,200	$634,595	3%

Loan Mix at Period End

Commercial, industrial, and land	$224,899	$239,946	(6)%
Real estate--construction	120,942	92,705	30
Real estate--mortgage	69,470	69,164	0
Consumer	6,502	5,814	12
Total gross loans	$421,813	$407,629	3%

Deposit Mix at Period End

Interest bearing checking	$89,035	$92,279	(4)%
Savings	31,845	31,261	2
Money market	169,420	132,388	28
CDs under $100,000	47,600	51,541	(8)
CDs $100,000 and over	66,807	72,848	(8)
Interest bearing deposits	404,707	380,317	6

Non-interest bearing checking	115,201	120,127	(4)
Total deposits	$519,908	$500,444	4%

Shares Outstanding at Period End	5,604,235	5,326,504	5%

Vail Banks, Inc.

Statement of Income
(in thousands, except share data)

	Three months ended June 30,		Percent	Six Months ended June 30,		Percent
	2005	2004	Change	2005	2004	Change

Interest income
Interest on loans	$7,410	$5,223	42%	$14,115	$10,513	34%
Fees on loans	833	943	(12)	1,742	1,717	1
Interest on investment securities	1,028	1,045	(2)	2,399	1,818	32
Interest on federal funds sold and short-term investments	219	85	158	411	289	42
Investments in Trust I and Trust II	19	19	0	38	38	0

Total interest income	9,509	7,315	30	18,705	14,375	30
Interest expense
Deposits	1,623	1,005	61	2,952	2,024	46
Borrowings	241	345	(30)	605	717	(16)
Federal funds purchased and securities sold under agreements to repurchase	98	1	0	123	2	6,050
Subordinated notes to Trust I and Trust II	630	630	0	1,261	1,261	0

Total interest expense	2,592	1,981	31	4,941	4,004	23
Net interest income	6,917	5,334	30	13,764	10,371	33

Provision for loan losses	(36)	43	(184)	29	201	(86)

Net interest income after provision	6,953	5,291	31	13,735	10,170	35

Non-interest income	1,676	2,092	(20)	3,246	5,936	(45)
Non-interest expense	7,210	6,619	9	14,311	13,135	9

Income before taxes	1,419	764	86	2,670	2,971	(10)
Income taxes	448	190	136	814	1,217	(33)
Net Income	$971	$574	69%	$1,856	$1,754	6%

Diluted net income per share	$0.18	$0.11	64%	$0.34	$0.32	6%
Weighted average shares outstanding - diluted	5,335,764	5,417,827	(2)	5,403,438	5,409,908	0

Profitability Ratios

Return on assets	0.58%	0.39%		0.57%	0.60%
Return on equity	6.41	3.95		6.12	6.04
Net interest margin (FTE)	5.00	4.38		5.07	4.28
Net chargeoffs / (recoveries)	(0.05)	0.04		(0.04)	0.21
Efficiency ratio	84	89		84	81

Average Balances

Assets	$654,444	$592,343	10%	$652,797	$592,254	10%
Earning assets	561,978	501,982	12	558,089	500,313	12
Loans	411,495	329,508	25	406,943	322,088	26
Deposits	523,298	468,618	12	520,309	467,368	11
Shareholders' equity	60,937	58,453	4	60,611	58,487	4

Vail Banks, Inc.

Statement of Income by Quarter
(in thousands, except share data)
(unaudited)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2005	2005	2004	2004	2004

Interest income
Interest on loans	$7,410	$6,705	$6,623	$5,829	$5,223
Fees on loans	833	909	1,028	875	943
Interest on investment securities	1,028	1,371	1,056	1,134	1,045
Interest on federal funds sold and short-term investments	219	192	21	25	85
Investments in Trust I and Trust II	19	19	19	19	19
Total interest income	9,509	9,196	8,747	7,882	7,315
Interest expense
Deposits	1,623	1,329	1,200	1,028	1,005
Borrowings	241	364	379	340	345
Federal funds purchased and securities sold under agreements to repurchase	98	25	19	3	1
Subordinated notes to Trust I and Trust II	630	631	631	631	630
Total interest expense	2,592	2,349	2,229	2,002	1,981
Net interest income	6,917	6,847	6,518	5,880	5,334

Provision for loan losses	(36)	65	180	323	43
Net interest income after provision	6,953	6,782	6,338	5,557	5,291

Non-interest income
Deposit related	645	620	689	717	692
Mortgage broker fees	459	394	812	756	775
Gain (loss) on sale of fixed assets	12	(8)	(1)	(11)	103
Other	560	564	524	781	522
Total non-interest income	1,676	1,570	2,024	2,243	2,092
Non-interest expense
Salaries and employee benefits	4,109	4,195	4,375	4,096	3,994
Occupancy	1,044	999	1,050	1,000	846
Furniture and equipment	650	683	658	608	611
Amortization of intangible assets	10	10	10	10	10
Other	1,397	1,214	1,521	1,338	1,158
Total non-interest expense	7,210	7,101	7,614	7,052	6,619

Income before taxes	1,419	1,251	748	748	764
Income tax expense	448	366	105	189	190
Net Income	$971	$885	$643	$559	$574

Diluted net income per share	$0.18	$0.16	$0.12	$0.10	$0.11

Vail Banks, Inc.

Supplemental Information
(in thousands)
(unaudited)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2005	2005	2004	2004	2004

Average Balances
Assets	$654,444	$651,133	$630,212	$604,689	$592,343
Earning assets	561,978	554,155	534,933	511,363	501,982
Loans	411,495	402,340	394,763	362,585	329,508
Deposits	523,298	517,286	498,080	480,902	468,618
Interest bearing liabilities	468,261	465,834	455,340	436,601	430,525
Shareholders' equity	60,937	60,282	59,477	58,621	58,453

Average Deposit Mix
Interest bearing checking	93,380	93,637	97,081	99,279	95,259
Savings	31,787	31,560	33,013	31,893	30,300
Money market	162,355	147,308	133,006	124,130	126,845
CDs under $100,000	48,993	50,663	52,144	51,943	53,141
CDs $100,000 and over	67,114	74,850	74,070	69,965	64,829
Interest bearing deposits	403,629	398,018	389,314	377,210	370,374
Non-interest bearing checking	119,669	119,268	108,766	103,692	98,244
Total deposits	$523,298	$517,286	$498,080	$480,902	$468,618

Net Interest Margin Analysis
Net interest income	$6,917	$6,847	$6,518	$5,880	$5,334
Fully taxable equivalent adjustment	76	140	133	132	134
Net interest income (FTE)	6,993	6,987	6,651	6,012	5,468

Yields (FTE)
Loans	8.06%	7.67%	7.71%	7.36%	7.53%
Investment securities	3.76	5.15	3.63	3.59	3.53
Other earning assets	3.09	2.77	3.26	2.39	1.16
Total earning assets	6.86	6.83	6.60	6.23	5.97

Cost of funds
Interest bearing deposits	1.62	1.35	1.23	1.08	1.09
Other interest bearing liabilities	6.03	6.10	6.20	6.52	6.53
Total interest bearing liabilities	2.23	2.05	1.95	1.82	1.85
Total interest expense to earning assets	1.85	1.71	1.65	1.55	1.59
Net interest margin (FTE)	5.00%	5.11%	4.95%	4.68%	4.38%

Vail Banks, Inc.

Asset Quality
(in thousands)
(unaudited)

	Three Months Ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2005	2005	2004	2004	2004

Asset Quality
Nonaccrual loans	$0	$1,391	$235	$814	$1,555
Restructured loans	0	0	0	0	0
Total non-performing loans	0	1,391	235	814	1,555
Foreclosed properties	589	802	785	606	788
Total non-performing assets	589	2,193	1,020	1,420	2,343
90+ days past due and accruing	8	1,053	17	3	8
Total risk assets	$597	$3,246	$1,037	$1,423	$2,351

Allowance for Loan Losses
Beginning Balance	$3,989	$3,895	$3,742	$3,369	$3,361
Provision for loan losses	(36)	65	180	323	43
Loan charge-offs	1	24	63	149	120
Loan recoveries	51	53	36	199	85
Net charge-offs (recoveries)	(50)	(29)	27	(50)	35
Ending Balance	$4,003	$3,989	$3,895	$3,742	$3,369

Net Charge-Offs (Recoveries) to Average Loans	(0.05)%	(0.03)%	0.03%	(0.05)%	0.04%

Loans Past Due 30 Days or More and Accruing	0.20	0.31	0.32	0.15	0.24